Exhibit 99.1
Federated Hermes, Inc. reports third quarter 2021 earnings
•Fixed-income assets reach a record $97 billion
•Long-term assets reach a record $220 billion
•Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., Oct. 28, 2021) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.73 for Q3 2021, compared to $0.85 for the same quarter last year, on net income of $71.4 million for Q3 2021, compared to $85.8 million for Q3 2020. Federated Hermes reported YTD 2021 EPS of $2.04, compared to $2.29 for the same period in 2020, on YTD 2021 net income of $201.7 million, compared to $231.2 million for the same period in 2020. As reported for Q2 2021, Federated Hermes' YTD 2021 results include a $14.5 million, or $0.10 per diluted share, noncash U.K. tax expense.
Federated Hermes' total managed assets were $634.1 billion at Sept. 30, 2021, up $19.3 billion or 3% from $614.8 billion at Sept. 30, 2020 and down $11.7 billion or 2% from $645.8 billion at June 30, 2021. Total average managed assets for Q3 2021 were $633.1 billion, up $5.0 billion or less than 1% from $628.1 billion reported for Q3 2020 and down $6.6 billion or 1% from $639.7 billion for Q2 2021.
"As clients continued to rely on our diversified investment options, Federated Hermes' fixed-income assets reached a record high in the third quarter, which marked our sixth consecutive quarter with positive net flows in fixed-income assets," said J. Christopher Donahue, president and chief executive officer. "Investors sought a range of Federated Hermes' fixed-income strategies, including multisector, high-yield and low-duration offerings, which have offered a yield advantage in this low-rate environment."
Federated Hermes' board of directors declared a dividend of $0.27 per share. The dividend is payable on Nov.15, 2021 to shareholders of record as of Nov. 8, 2021. During Q3 2021, Federated Hermes purchased 593,619 shares of Federated Hermes class B common stock for $17.7 million.
Equity assets were $97.4 billion at Sept. 30, 2021, up $17.0 billion or 21% from $80.4 billion at Sept. 30, 2020 and down $3.1 billion or 3% from $100.5 billion at June 30, 2021. Top-selling equity funds during Q3 2021 on a net basis were Federated Hermes Global Equity ESG Fund, Federated Hermes International Equity Fund, Federated Hermes MDT Small Cap Core Fund, Federated Hermes Global Small Cap Equity Fund and Federated Hermes Global Equity Fund (UCITS).
Fixed-income assets were a record $97.2 billion at Sept. 30, 2021, up $17.7 billion or 22% from $79.5 billion at Sept. 30, 2020 and up $6.4 billion or 7% from $90.8 billion at June 30, 2021. Top-selling fixed-income funds during Q3 2021 on a net basis were Federated Hermes Ultrashort Bond Fund, Federated Hermes Total Return Bond Fund, Federated Hermes Institutional High Yield Bond Fund, Federated Hermes Short-Term Income Fund and Federated Hermes Short-Intermediate Municipal Fund.
Alternative/private market assets were a record $22.1 billion at Sept. 30, 2021, up $4.0 billion or 22% from $18.1 billion at Sept. 30, 2020 and up $1.1 billion or 5% from $21.0 billion at June 30, 2021.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q3 2021 earnings	Page 2 of 13
Money market assets were $413.7 billion at Sept. 30, 2021, down $19.3 billion or 4% from $433.0 billion at Sept. 30, 2020 and down $16.1 billion or 4% from $429.8 billion at June 30, 2021. Money market fund assets were $292.3 billion at Sept. 30, 2021, down $33.6 billion or 10% from $325.9 billion at Sept. 30, 2020 and down $9.7 billion or 3% from $302.0 billion at June 30, 2021.
Financial Summary
As reported for Q2 2021, the U.K. enacted legislation that increased its corporate income tax rate from 19% to 25% effective April 1, 2023. As a result, Federated Hermes' YTD 2021 income tax provision includes a $14.5 million noncash U.K. tax expense (recorded in Q2) to revalue certain deferred tax assets and liabilities.
Q3 2021 vs. Q3 2020
Revenue decreased $37.9 million or 10% primarily due to an increase in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers) and lower average money market assets. For further information on the waivers, see “Impact of voluntary yield-related fee waivers” below. These decreases were partially offset by an increase in revenue due to higher average equity and fixed-income assets.
During Q3 2021, Federated Hermes derived 82% of its revenue from long-term assets (53% from equity, 19% from fixed-income and 10% from alternative/private markets and multi-asset), 17% from money market assets, and 1% from sources other than managed assets.
Operating expenses decreased $22.9 million or 9% primarily due to decreased distribution expenses predominantly resulting from higher voluntary yield-related fee waivers.
Nonoperating income (expenses), net decreased $8.0 million or 128% primarily due to an increase in the market value of investments in Q3 2020 compared to a slight decrease in Q3 2021.
Q3 2021 vs. Q2 2021
Revenue increased $15.5 million or 5% primarily due to a decrease in voluntary yield-related fee waivers, an extra day of revenue in Q3 2021 and an increase in revenue due to higher average fixed-income and equity assets. These increases were partially offset by a decrease in revenue due to lower average money market assets.
Operating expenses decreased $1.0 million.
Nonoperating income (expenses), net decreased $8.6 million or 126% primarily due to an increase in the market value of investments in Q2 2021 compared to a slight decrease in Q3 2021.
YTD 2021 vs. YTD 2020
Revenue decreased $105.5 million or 10% primarily due to an increase in voluntary yield-related fee waivers and a decrease in revenue from lower average money market assets. These decreases were partially offset primarily by an increase in revenue due to higher average long-term assets.
For the nine months ended Sept. 30, 2021, Federated Hermes derived 80% of its revenue from long-term assets (52% from equity, 18% from fixed-income and 10% from alternative/private markets and multi-asset), 19% from money market assets, and 1% from sources other than managed assets.

Federated Hermes reports Q3 2021 earnings	Page 3 of 13
Operating expenses decreased $79.9 million or 10% primarily due to decreased distribution expenses predominantly resulting from higher voluntary yield-related fee waivers.
Nonoperating income (expense), net decreased $6.3 million or 47% primarily due to a gain recorded in 2020 from a fair value adjustment to the equity investment of a previously nonconsolidated entity. This decrease was partially offset by higher gains recorded from the increase in market value of investments in 2021 when compared to the prior year.
Impact of voluntary yield-related fee waivers
During the three and nine months ended Sept. 30, 2021, voluntary yield-related fee waivers totaled $109.2 million and $310.2 million, respectively. These fee waivers were partially offset by related reductions in distribution expenses of $72.3 million and $204.9 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $36.9 million and $105.3 million for the three and nine months ended Sept. 30, 2021, respectively. During the three and nine months ended Sept. 30, 2020, voluntary yield-related fee waivers totaled $36.8 million and $56.9 million, respectively. These fee waivers were largely offset by related reductions in distribution expenses of $33.0 million and $51.0 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $3.8 million and $5.9 million for the three and nine months ended Sept. 30, 2020, respectively.
Short-term interest rates remained near historic lows during Q3 2021 as technical factors at the front end of the yield curve kept yields on short-term government securities—including repurchase agreements and Treasury bills—just above zero. As a result, the net negative impact on pre-tax income from voluntary yield-related fee waivers on money market mutual funds and certain separate accounts may be approximately $39 million during Q4 2021. The amount of voluntary yield-related fee waivers can vary based on a number of factors, including, among others, interest rates, yields, asset levels, asset flows and the ability of distributors to share in waivers. Any change in these factors can impact the amount and level of voluntary yield-related fee waivers, including in a material way.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Oct. 29, 2021. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the Investor Relations section and the Analyst Information tab of FederatedHermes.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Oct. 29, 2021. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 43175. The online replay will be available via FederatedHermes.com for one year.
Federated Hermes, Inc. is a leading global investment manager with $634.1 billion in assets under management as of Sept. 30, 2021. Guided by our conviction that responsible investing is the best way to create wealth over the long term, our investment solutions span equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies. Providing world-class active investment management and engagement services to more than 11,000 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers.

Federated Hermes reports Q3 2021 earnings	Page 4 of 13
Headquartered in Pittsburgh, Federated Hermes’ nearly 2,000 employees include those in London, New York, Boston and offices worldwide. For more information, visit FederatedHermes.com.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 10% of fixed-income fund managers and the top 11% of money market fund managers1. Federated Hermes also ranks as the 10th-largest manager of model-delivered SMAs2. For more information, including an analyst presentation, visit FederatedHermes.com.
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1) ISS Market Intelligence (SIMFUND), Sept. 30, 2021. Based on assets under management in open-end funds.
2) Money Management Institute/Cerulli, Q2 2021.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates, and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, and sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q3 2021 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2020 to Q3 2021	Quarter Ended	% Change Q2 2021 to Q3 2021
	Sept. 30, 2021	Sept. 30, 2020		June 30, 2021
Revenue
Investment advisory fees, net	$230,210	$260,089	(11)%	$214,289	7%
Administrative service fees, net—affiliates	76,853	83,028	(7)	77,750	(1)
Other service fees, net	19,526	21,338	(8)	19,001	3
Total Revenue	326,589	364,455	(10)	311,040	5

Operating Expenses
Compensation and related	131,996	126,186	5	132,769	(1)
Distribution	38,486	73,726	(48)	38,115	1
Systems and communications	18,537	16,193	14	18,954	(2)
Professional service fees	14,294	14,006	2	15,122	(5)
Office and occupancy	11,036	10,578	4	11,082	0
Advertising and promotional	4,660	2,921	60	4,623	1
Travel and related	1,643	542	203	898	83
Other	7,535	6,922	9	7,668	(2)
Total Operating Expenses	228,187	251,074	(9)	229,231	0
Operating Income	98,402	113,381	(13)	81,809	20

Nonoperating Income (Expenses)
Investment income (loss), net	42	6,622	(99)	7,393	(99)
Debt expense	(476)	(494)	(4)	(346)	38
Other, net	(1,319)	103	NM	(184)	NM
Total Nonoperating Income (Expenses), net	(1,753)	6,231	(128)	6,863	(126)
Income before income taxes	96,649	119,612	(19)	88,672	9
Income tax provision	23,163	32,928	(30)	35,193	(34)
Net income including the noncontrolling interests in subsidiaries	73,486	86,684	(15)	53,479	37
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	2,124	862	146	(2,405)	188
Net Income	$71,362	$85,822	(17)%	$55,884	28%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$0.73	$0.86	(15)%	$0.57	28%
Diluted	$0.73	$0.85	(14)%	$0.56	30%
Weighted-Average Shares Outstanding
Basic and Diluted	93,320	96,039		93,964
Dividends Declared Per Share	$0.27	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $3.0 million, $3.4 million and $2.4 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Sept. 30, 2021, Sept. 30, 2020 and June 30, 2021, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes reports Q3 2021 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2021	Sept. 30, 2020	% Change
Revenue
Investment advisory fees, net	$692,188	$745,875	(7)%
Administrative service fees, net—affiliates	228,904	238,960	(4)
Other service fees, net	57,710	99,515	(42)
Total Revenue	978,802	1,084,350	(10)

Operating Expenses
Compensation and related	408,385	365,104	12
Distribution	120,990	258,925	(53)
Systems and communications	56,086	46,179	21
Professional service fees	44,052	41,162	7
Office and occupancy	33,358	32,539	3
Advertising and promotional	12,107	10,981	10
Travel and related	2,838	4,026	(30)
Other	23,297	22,058	6
Total Operating Expenses	701,113	780,974	(10)
Operating Income	277,689	303,376	(8)

Nonoperating Income (Expenses)
Investment income (loss), net	9,446	7,011	35
Debt expense	(1,313)	(2,211)	(41)
Other, net	(1,158)	8,426	(114)
Total Nonoperating Income (Expenses), net	6,975	13,226	(47)
Income before income taxes	284,664	316,602	(10)
Income tax provision	83,353	81,852	2
Net income including the noncontrolling interests in subsidiaries	201,311	234,750	(14)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(419)	3,554	(112)
Net Income	$201,730	$231,196	(13)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$2.05	$2.30	(11)%
Diluted	$2.04	$2.29	(11)%
Weighted-Average Shares Outstanding
Basic and Diluted	94,160	96,726
Dividends Declared Per Share	$0.81	$0.81
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $8.4 million and $8.9 million available to unvested restricted Federated Hermes shareholders for the nine months ended Sept. 30, 2021 and Sept. 30, 2020, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes reports Q3 2021 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2021	Dec. 31, 2020
Assets
Cash and other investments	$345,085	$438,771
Other current assets	132,957	136,572
Intangible assets, net, including goodwill	1,271,178	1,282,020
Other long-term assets	197,189	203,476
Total Assets	$1,946,409	$2,060,839

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$234,712	$265,446
Long-term debt	102,150	75,000
Other long-term liabilities	349,224	346,409
Redeemable noncontrolling interests	55,472	236,987
Equity excluding treasury stock	1,608,658	1,461,728
Treasury stock	(403,807)	(324,731)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,946,409	$2,060,839

Federated Hermes reports Q3 2021 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2021	June 30, 2021	Sept. 30, 2020	Sept. 30, 2021	Sept. 30, 2020
Equity
Beginning assets	$100,506	$96,170	$76,859	$91,788	$89,011
Sales[1]	4,332	5,366	4,186	17,458	14,845
Redemptions[1]	(5,707)	(6,784)	(5,552)	(19,655)	(20,674)
Net sales (redemptions)[1]	(1,375)	(1,418)	(1,366)	(2,197)	(5,829)
Net exchanges	3	8	31	43	(62)
Acquisitions/(dispositions)	408	0	0	408	(71)
Impact of foreign exchange[2]	(510)	171	578	(934)	249
Market gains and (losses)[3]	(1,607)	5,575	4,303	8,317	(2,893)
Ending assets	$97,425	$100,506	$80,405	$97,425	$80,405

Fixed Income
Beginning assets	$90,801	$86,464	$73,143	$84,277	$69,023
Sales[1]	12,935	10,584	9,859	34,706	28,237
Redemptions[1]	(6,604)	(7,418)	(4,897)	(22,306)	(20,092)
Net sales (redemptions)[1]	6,331	3,166	4,962	12,400	8,145
Net exchanges	(7)	(7)	(36)	(58)	(5)
Acquisitions/(dispositions)	17	0	0	17	(1)
Impact of foreign exchange[2]	(89)	25	135	(124)	9
Market gains and (losses)[3]	173	1,153	1,342	714	2,375
Ending assets	$97,226	$90,801	$79,546	$97,226	$79,546

Alternative/Private Markets
Beginning assets[4]	$20,962	$19,301	$17,485	$19,084	$18,102
Sales[1]	1,319	1,330	586	3,127	2,266
Redemptions[1]	(533)	(546)	(411)	(1,710)	(1,954)
Net sales (redemptions)[1]	786	784	175	1,417	312
Net exchanges	0	(1)	0	(2)	(1)
Acquisitions/(dispositions)	81	0	0	81	452
Impact of foreign exchange[2]	(554)	54	708	(361)	(446)
Market gains and (losses)[3]	789	824	(222)	1,845	(273)
Ending assets	$22,064	$20,962	$18,146	$22,064	$18,146

Multi-asset
Beginning assets	$3,699	$3,981	$3,705	$3,948	$4,199
Sales[1]	71	88	45	226	191
Redemptions[1]	(103)	(544)	(155)	(817)	(558)
Net sales (redemptions)[1]	(32)	(456)	(110)	(591)	(367)
Net exchanges	9	14	(4)	28	(23)
Acquisitions/(dispositions)	54	0	0	54	0
Impact of foreign exchange[2]	0	0	1	(1)	1
Market gains and (losses)[3]	(38)	160	145	254	(73)
Ending assets	$3,692	$3,699	$3,737	$3,692	$3,737

Total Long-term Assets
Beginning assets[4]	$215,968	$205,916	$171,192	$199,097	$180,335
Sales[1]	18,657	17,368	14,676	55,517	45,539
Redemptions[1]	(12,947)	(15,292)	(11,015)	(44,488)	(43,278)
Net sales (redemptions)[1]	5,710	2,076	3,661	11,029	2,261
Net exchanges	5	14	(9)	11	(91)
Acquisitions/(dispositions)	560	0	0	560	380
Impact of foreign exchange[2]	(1,153)	250	1,422	(1,420)	(187)
Market gains and (losses)[3]	(683)	7,712	5,568	11,130	(864)
Ending assets	$220,407	$215,968	$181,834	$220,407	$181,834
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
4) The beginning assets for the nine months ended September 30, 2020 include $8.2 billion of fund assets managed by a previously non-consolidated entity, HGPE, in which Federated Hermes held an equity method investment. Effective March 1, 2020, HGPE became a consolidated subsidiary.

Federated Hermes reports Q3 2021 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Sept. 30, 2021
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$59,933	$40,573	$58,486	$32,315	$13,225	$7,737	$3,517	$182	$135,161	$80,807
Sales	2,655	1,677	7,273	5,662	1,140	179	71	0	11,139	7,518
Redemptions	(3,522)	(2,185)	(5,587)	(1,017)	(494)	(39)	(99)	(4)	(9,702)	(3,245)
Net sales (redemptions)	(867)	(508)	1,686	4,645	646	140	(28)	(4)	1,437	4,273
Net exchanges	3	0	43	(50)	0	0	9	0	55	(50)
Acquisitions/(dispositions)	408	0	17	0	81	0	54	0	560	0
Impact of foreign exchange[2]	(283)	(227)	(71)	(18)	(345)	(209)	0	0	(699)	(454)
Market gains and (losses)[3]	(976)	(631)	101	72	692	97	(34)	(4)	(217)	(466)
Ending assets	$58,218	$39,207	$60,262	$36,964	$14,299	$7,765	$3,518	$174	$136,297	$84,110

	Nine Months Ended
	Sept. 30, 2021
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$54,312	$37,476	$53,557	$30,720	$12,100	$6,984	$3,744	$204	$123,713	$75,384
Sales	11,758	5,700	24,724	9,982	2,325	802	224	2	39,031	16,486
Redemptions	(11,717)	(7,938)	(18,434)	(3,872)	(1,483)	(227)	(779)	(38)	(32,413)	(12,075)
Net sales (redemptions)	41	(2,238)	6,290	6,110	842	575	(555)	(36)	6,618	4,411
Net exchanges	(360)	403	(10)	(48)	(2)	0	27	1	(345)	356
Acquisition-related	408	0	17	0	81	0	54	0	560	0
Impact of foreign exchange[2]	(463)	(471)	(90)	(34)	(225)	(136)	0	(1)	(778)	(642)
Market gains and (losses)[3]	4,280	4,037	498	216	1,503	342	248	6	6,529	4,601
Ending assets	$58,218	$39,207	$60,262	$36,964	$14,299	$7,765	$3,518	$174	$136,297	$84,110
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q3 2021 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2021	June 30, 2021	Sept. 30, 2020	Sept. 30, 2021	Sept. 30, 2020
Total Fund Assets
Beginning assets	$135,161	$128,376	$104,322	$123,713	$107,724
Sales	11,139	12,639	10,635	39,031	34,197
Redemptions	(9,702)	(10,936)	(8,328)	(32,413)	(31,954)
Net sales (redemptions)	1,437	1,703	2,307	6,618	2,243
Net exchanges	55	12	(9)	(345)	(85)
Acquisitions/(dispositions)	560	0	0	560	0
Impact of foreign exchange[1]	(699)	138	851	(778)	(220)
Market gains and (losses)[2]	(217)	4,932	3,340	6,529	1,149
Ending assets	$136,297	$135,161	$110,811	$136,297	$110,811

Total Separate Account Assets[3]
Beginning assets[5]	$80,807	$77,540	$66,870	$75,384	$72,611
Sales[4]	7,518	4,729	4,041	16,486	11,342
Redemptions[4]	(3,245)	(4,356)	(2,687)	(12,075)	(11,324)
Net sales (redemptions)[4]	4,273	373	1,354	4,411	18
Net exchanges	(50)	2	0	356	(6)
Acquisitions/(dispositions)	0	0	0	0	380
Impact of foreign exchange[1]	(454)	112	571	(642)	33
Market gains and (losses)[2]	(466)	2,780	2,228	4,601	(2,013)
Ending assets	$84,110	$80,807	$71,023	$84,110	$71,023

Total Long-term Assets[3]
Beginning assets[5]	$215,968	$205,916	$171,192	$199,097	$180,335
Sales[4]	18,657	17,368	14,676	55,517	45,539
Redemptions[4]	(12,947)	(15,292)	(11,015)	(44,488)	(43,278)
Net sales (redemptions)[4]	5,710	2,076	3,661	11,029	2,261
Net exchanges	5	14	(9)	11	(91)
Acquisitions/(dispositions)	560	0	0	560	380
Impact of foreign exchange[1]	(1,153)	250	1,422	(1,420)	(187)
Market gains and (losses)[2]	(683)	7,712	5,568	11,130	(864)
Ending assets	$220,407	$215,968	$181,834	$220,407	$181,834
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
5) The beginning assets for the nine months ended September 30, 2020 includes $8.2 billion of fund assets managed by a previously non-consolidated entity, HGPE, in which Federated Hermes held an equity method investment. Effective March 1, 2020, HGPE became a consolidated subsidiary.

Federated Hermes reports Q3 2021 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020
By Asset Class
Equity	$97,425	$100,506	$96,170	$91,788	$80,405
Fixed-income	97,226	90,801	86,464	84,277	79,546
Alternative / private markets	22,064	20,962	19,301	19,084	18,146
Multi-asset	3,692	3,699	3,981	3,948	3,737
Total long-term assets	220,407	215,968	205,916	199,097	181,834
Money market	413,713	429,804	419,080	420,333	432,952
Total Managed Assets	$634,120	$645,772	$624,996	$619,430	$614,786

By Product Type
Funds:
Equity	$58,218	$59,933	$56,767	$54,312	$46,093
Fixed-income	60,262	58,486	55,581	53,557	49,779
Alternative / private markets	14,299	13,225	12,231	12,100	11,393
Multi-asset	3,518	3,517	3,797	3,744	3,546
Total long-term assets	136,297	135,161	128,376	123,713	110,811
Money market	292,311	301,971	297,182	301,855	325,940
Total Fund Assets	$428,608	$437,132	$425,558	$425,568	$436,751
Separate Accounts:
Equity	$39,207	$40,573	$39,403	$37,476	$34,312
Fixed-income	36,964	32,315	30,883	30,720	29,767
Alternative / private markets	7,765	7,737	7,070	6,984	6,753
Multi-asset	174	182	184	204	191
Total long-term assets	84,110	80,807	77,540	75,384	71,023
Money market	121,402	127,833	121,898	118,478	107,012
Total Separate Account Assets	$205,512	$208,640	$199,438	$193,862	$178,035
Total Managed Assets	$634,120	$645,772	$624,996	$619,430	$614,786

Federated Hermes reports Q3 2021 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020
By Asset Class
Equity	$100,076	$99,165	$95,167	$85,572	$80,403
Fixed-income	93,685	88,405	86,939	82,144	76,798
Alternative / private markets	21,446	20,047	19,278	18,549	18,270
Multi-asset	3,713	4,067	3,974	3,831	3,786
Total long-term assets	218,920	211,684	205,358	190,096	179,257
Money market	414,141	427,993	412,720	420,436	448,795
Total Avg. Managed Assets	$633,061	$639,677	$618,078	$610,532	$628,052

By Product Type
Funds:
Equity	$59,918	$58,662	$56,832	$50,022	$46,020
Fixed-income	59,618	57,006	55,416	51,934	48,418
Alternative / private markets	13,704	12,703	12,239	11,670	11,539
Multi-asset	3,533	3,880	3,783	3,634	3,590
Total long-term assets	136,773	132,251	128,270	117,260	109,567
Money market	289,566	301,990	288,403	311,769	338,814
Total Avg. Fund Assets	$426,339	$434,241	$416,673	$429,029	$448,381
Separate Accounts:
Equity	$40,158	$40,503	$38,335	$35,550	$34,383
Fixed-income	34,067	31,399	31,523	30,210	28,380
Alternative / private markets	7,742	7,344	7,039	6,879	6,731
Multi-asset	180	187	191	197	196
Total long-term assets	82,147	79,433	77,088	72,836	69,690
Money market	124,575	126,003	124,317	108,667	109,981
Total Avg. Separate Account Assets	$206,722	$205,436	$201,405	$181,503	$179,671
Total Avg. Managed Assets	$633,061	$639,677	$618,078	$610,532	$628,052

Federated Hermes reports Q3 2021 earnings	Page 13 of 13

Unaudited Average Managed Assets	Nine Months Ended
(in millions)	Sept. 30, 2021	Sept. 30, 2020
By Asset Class
Equity	$98,136	$78,930
Fixed-income	89,676	71,823
Alternative / private markets[1]	20,257	18,091
Multi-asset	3,918	3,808
Total long-term assets	211,987	172,652
Money market	418,285	442,381
Total Avg. Managed Assets	$630,272	$615,033

By Product Type
Funds:
Equity	$58,471	$44,106
Fixed-income	57,346	45,221
Alternative / private markets[1]	12,882	11,342
Multi-asset	3,732	3,619
Total long-term assets	132,431	104,288
Money market	293,320	328,730
Total Avg. Fund Assets	$425,751	$433,018
Separate Accounts:
Equity	$39,665	$34,824
Fixed-income	32,330	26,602
Alternative / private markets	7,375	6,749
Multi-asset	186	189
Total long-term assets	79,556	68,364
Money market	124,965	113,651
Total Avg. Separate Account Assets	$204,521	$182,015
Total Avg. Managed Assets	$630,272	$615,033
1)    The average balance for the nine months ended September 30, 2020 includes $8.2 billion of fund assets managed by a previously non-consolidated entity, HGPE, in which Federated Hermes held an equity method investment. Effective March 1, 2020, HGPE became a consolidated subsidiary.